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                                                                    Exhibit 10.4

                               PLACEMENT AGREEMENT

                                      AMONG

                          BLUE RIVER BANCSHARES, INC.,

                          BLUE RIVER BANCSHARES TRUST I

                                       AND

                           J.P. MORGAN SECURITIES INC.

                                   ----------

                           Dated as of April 20, 2006

                                   ----------

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                           Blue River Bancshares, Inc.

                         $7,000,000 Preferred Securities

                       Floating Rate Preferred Securities
               (Liquidation Amount $1,000 per Preferred Security)

                               PLACEMENT AGREEMENT

                                   ----------

                                                                  April 20, 2006

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

     Blue River Bancshares, Inc., an Indiana corporation (the "Company"), and its financing subsidiary, Blue River Bancshares Trust I, a Delaware statutory trust (the "Trust," and hereinafter together with the Company, the "Offerors"), hereby confirm their agreement (this "Agreement") with you as placement agent (the "Placement Agent"), as follows:

Section 1. Issuance and Sale of Securities.

     1.1 Introduction. The Offerors propose to issue and sell at the Closing (as defined in Section 2.3.1 hereof) SEVEN MILLION AND 00/100 ($7,000,000) DOLLARS of the Trust's Floating Rate Preferred Securities, with a liquidation amount of $1,000 per preferred security, bearing a variable rate of interest per annum, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 1.55% (the "Preferred Securities"), directly or indirectly, to TWE, Ltd., an exempted company incorporated under the laws of the Cayman Islands (the "Purchaser"), pursuant to the terms of the Preferred Securities Subscription Agreement entered into, or to be entered into on or prior to the Closing Date (as defined in Section 2.3.1 hereof), between the Offerors and the Purchaser (the "Subscription Agreement"), the form of which is attached hereto as Exhibit A and incorporated herein by this reference.

     1.2 Operative Agreements. The Preferred Securities shall be fully and unconditionally guaranteed on a subordinated basis by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment (the "Guarantee") pursuant and subject to the Guarantee Agreement (the "Guarantee Agreement"), to be dated as of the Closing Date and executed and delivered by the Company and Wilmington Trust Company, as guarantee trustee (the "Guarantee Trustee"), for the benefit from time to time of the holders of the Preferred Securities. The entire proceeds from the sale by the Trust to the holders of the Preferred Securities shall be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and shall be used by the Trust to


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purchase SEVEN MILLION TWO HUNDRED SEVENTEEN THOUSAND AND 00/100 ($7,217,000)
DOLLARS in principal amount of the Floating Rate Junior Subordinated Notes (the "Junior Subordinated Notes") of the Company. The Preferred Securities and the Common Securities of the Trust shall be issued pursuant to an Amended and Restated Trust Agreement among Wilmington Trust Company, as property trustee (the "Property Trustee"), and as Delaware trustee (the "Delaware Trustee") the Administrative Trustees named therein and the Company, to be dated as of the Closing Date and in substantially the form heretofore delivered to the Placement Agent (the "Trust Agreement"). The Junior Subordinated Notes shall be issued pursuant to an Indenture (the "Indenture"), to be dated as of the Closing Date, between the Company and Wilmington Trust Company, as indenture trustee (the "Indenture Trustee"). The documents identified in this Section 1.2 and in
Section 1.1 are referred to herein as the "Operative Documents." The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to as the "Securities." All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Indenture.

     1.3 Rights of Purchaser. The Preferred Securities shall be offered and sold by the Trust, directly or indirectly, to the Purchaser without registration of any of the Preferred Securities, the Junior Subordinated Notes or the Guarantee under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws in reliance upon exemptions from the registration requirements of the Securities Act and other applicable securities laws. The Offerors agree that this Agreement shall be incorporated by reference into the Subscription Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agent and the Purchaser under this Agreement (except for the rights of the Placement Agent under Sections 2.1 and 2.4.1 of this Agreement) and shall be entitled to enforce obligations of the Offerors under this Agreement as fully as if the Purchaser were a party to this Agreement. The Offerors and the Placement Agent have entered into this Agreement to set forth their understanding as to their relationship and their respective rights, duties and obligations.

     1.4 Legends. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Preferred Securities and Junior Subordinated Notes certificates shall each contain a legend as required pursuant to any of the Operative Documents.

Section 2. Purchase of Preferred Securities.

     2.1 Exclusive Rights; Purchase Price. From the date hereof until the Closing Date (which date may be extended by mutual agreement of the Offerors and the Placement Agent), the Offerors hereby grant to the Placement Agent the exclusive right to arrange for the sale to the Purchaser of the Preferred Securities at a purchase price equal to $1,000 per Preferred Security. The aggregate purchase price shall be SEVEN MILLION AND 00/100 ($7,000,000) DOLLARS (the "Purchase Price"), which Purchase Price is equal to 100% of the stated liquidation amount of the Preferred Securities.

     2.2 Subscription. The Offerors hereby agree to evidence their acceptance of the subscription by countersigning a copy of the Subscription Agreement and returning the same to the Placement Agent.


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     2.3 Closing and Delivery of Payment.

     2.3.1 Closing; Closing Date. The closing (the "Closing") for the sale and purchase of the Preferred Securities by the Offerors to the Purchaser shall occur at the offices of Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, or such other place as the parties hereto shall agree at 11:00 a.m. (New York time) on April 20, 2006, or such other later date (not later than May 19, 2006) as the parties may designate (such date and time of delivery and payment for the Preferred Securities being herein called the "Closing Date"). The Preferred Securities shall be transferred and delivered to the Purchaser or its designee against the payment of the Purchase Price to the Offerors in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two (2) business days prior to the Closing Date.

     2.3.2 Delivery. Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two (2) business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser in New York, New York not later than 1:00 P.M., New York time, on the business day prior to the Closing Date.

     2.4 Placement Agents' Fees and Expenses.

     2.4.1 Placement Agents' Compensation. The Trust shall use the proceeds from the sale of the Preferred Securities, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes. The Company shall pay no fees or commissions (the "Commission") to the Placement Agent. The Placement Agent shall be responsible for the following expenses: (i) rating agency costs and expenses and (ii) any fee payable to the Company's introducing agent; provided, that such introducing agent has an agreement with the Placement Agent, but excluding the fees and expenses set forth in Section 2.4.2 hereof.

     2.4.2 Costs and Expenses. The Company hereby covenants and agrees that it shall pay or cause to be paid (directly or by reimbursement) all costs and expenses incident to the performance of the obligations of the Offerors under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including (i) all costs and expenses incident to the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in Section 6.4; (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust, which counsel fees and expenses incurred in connection with the closing of the transactions contemplated hereby, in an amount up to $10,000, shall be reimbursed by the Purchaser on the Closing Date; and (iv) the fees and all reasonable expenses of the Guarantee Trustee, the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, except for any acceptance fee and annual administrative fees of any such trustee and the fees and disbursements of counsel to such trustees incurred in connection with the closing of the transactions contemplated hereby, which shall be paid by the Purchaser.


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     2.4.3 Reimbursement of Expenses. If the sale of the Preferred Securities provided for in this Agreement is not consummated because any condition set forth in Section 3 to be satisfied by either the Company or the Trust is not satisfied, because this Agreement is terminated pursuant to Section 10 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by a reason of a default by the Placement Agent, the Company will reimburse the Placement Agent upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of each of the Placement Agent's or Purchaser's counsel) that shall have been incurred by the Placement Agent or Purchaser in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be liable to the Placement Agent or Purchaser for the loss of anticipated profits from the transactions contemplated by this Agreement.

     2.5 Failure to Close. If any of the conditions to the Closing specified in this Agreement shall not have been fulfilled to the reasonable satisfaction of the Placement Agent or if the Closing shall not have occurred on or before 11:00 a.m. (New York time) on May 19, 2006, then each party hereto, notwithstanding anything to the contrary in this Agreement, shall be relieved of all further obligations under this Agreement without thereby waiving any rights it may have by reason of such nonfulfillment or failure; provided, however, that the obligations of the parties under Sections 2.4 and 8 shall not be so relieved and shall continue in full force and effect.

Section 3. Closing Conditions. The obligations of the parties under this Agreement on the Closing Date are subject to the following conditions:

     3.1 Accuracy of Representations and Warranties. The representations and warranties contained in this Agreement, and the statements of the Offerors made in any certificates pursuant to this Agreement, shall be accurate as of the date of delivery of the Preferred Securities.

     3.2 Opinions of Counsel. On the Closing Date, the Placement Agent shall have received the following favorable opinions or certificate, as the case may be, each dated as of the Closing Date: (a) from Thacher Proffitt & Wood LLP, special counsel for the Placement Agent and Purchaser and addressed to the Placement Agent and Purchaser in substantially the form set forth on Exhibit B-1 attached hereto and incorporated herein by this reference, (b) either (i) an opinion from Krieg DeVault LLP, counsel for the Offerors, or (ii) an opinion from the General Counsel or Chief Legal Officer of the Company, or (iii) if the Company does not have a General Counsel or Chief Legal Officer, an Officers' Certificate from the Chief Executive Officer, President or Executive Vice President of the Company, and the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, in each case addressed to the Purchaser and the Placement Agent in substantially the form set forth on Exhibit B-2 attached hereto and incorporated herein by this reference, (c) from Thacher Proffitt & Wood LLP, special tax counsel for the Placement Agent and Purchaser and addressed to the Placement Agent and Purchaser in substantially the form set forth on Exhibit B-3 attached hereto and incorporated herein by this reference,
(d) from Morris, James, Hitchens & Williams LLP, special Delaware counsel to the Trust and addressed to the Purchaser, the Placement Agent and the Offerors, in substantially the form set forth on Exhibit B-4 attached hereto and incorporated herein by this reference, and (e) from Morris, James, Hitchens & Williams LLP, special counsel to the Indenture Trustee, the


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Property Trustee, the Delaware Trustee and the Guarantee Trustee and addressed to the Purchaser, the Placement Agent and the Offerors, in substantially the form set forth on Exhibit B-5 attached hereto and incorporated herein by this reference. Each certificate or opinion addressed to the Purchaser shall state that the first entity, if any, to which the Purchaser transfers any of the Preferred Securities and, if such transferee is a warehouse lender, the next subsequent transferee that is not a warehouse lender (each, a "Subsequent Purchaser"), shall be entitled to rely on such opinion.

     3.3 Officer's Certificate. The Company shall have furnished to the Placement Agent and the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President and by the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and the Trust shall have furnished to the Placement Agent and the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company, as to 3.3.1 and 3.3.2 below and, in the case of the Trust, as to 3.3.1 below:

     3.3.1 the representations and warranties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

     3.3.2 since the date of the Interim Financial Statements (as defined below), there has been no material adverse change in the condition (financial or other), earnings, business, prospects or assets of the Company and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business.

     3.4 No Subsequent Change. Subsequent to the execution of this Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business, prospects or assets of the Company and its subsidiaries, whether or not occurring in the ordinary course of business, the effect of which is, in the Placement Agent's or Purchaser's judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.

     3.5 Purchase Permitted by Applicable Laws; Legal Investment. The purchase of and payment for the Preferred Securities as described in this Agreement and pursuant to the Subscription Agreement shall (a) not be prohibited by any applicable law or governmental regulation, (b) not subject the Purchaser or the Placement Agent to any penalty or, in the reasonable judgment of the Purchaser and the Placement Agent, other onerous conditions under or pursuant to any applicable law or governmental regulation, and (c) be permitted by the laws and regulations of the jurisdictions to which the Purchaser and the Placement Agent are subject.

     3.6 Consents and Permits. The Company and the Trust shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any person or entity pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company or the Trust is a party or to which either is subject, in connection with the transactions contemplated by this Agreement.


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     3.7 Information. Prior to or on the Closing Date, the Offerors shall have furnished to the Placement Agent, the Purchaser and their respective counsel such further information, certificates, opinions and documents as the Placement Agent, Purchaser or their respective counsel may reasonably request.

     If any of the conditions specified in this Section 3 shall not have been fulfilled when and as required in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Placement Agent, the Purchaser or their respective counsel, this Agreement and all the Placement Agent's obligations hereunder may be canceled at, or any time prior to, the Closing Date by the Placement Agent. Notice of such cancellation shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

     Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Placement Agent, Purchaser or their respective counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

Section 4. Representations and Warranties of the Offerors. The Offerors jointly and severally represent and warrant to the Placement Agent and the Purchaser as of the date hereof and as of the Closing Date as follows:

     4.1 Securities Laws Matters:

               (i) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501 (b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on any of their behalf (except for the Placement Agent, as to which neither the Company nor the Trust make any representation) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration under the Securities Act of any of the Securities.

               (ii) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf (except for the Placement Agent, as to which neither the Company nor the Trust make any representation) has (i) offered for sale or solicited offers to purchase the Securities, (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities, or (iii) engaged in any "directed selling efforts" within the meaning of Regulation S under the Securities Act ("Regulation S") with respect to the Securities.

               (iii) The Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted on a U.S. automated interdealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Securities


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otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act ("Rule 144A(d)(3)").

               (iv) Neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, neither the Company nor the Trust will be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of Section 3 (a) of the Investment Company Act.

               (v) Neither the Company nor the Trust has paid or agreed to pay to any person or entity, directly or indirectly, any fees or other compensation for soliciting another to purchase any of the Securities, except for the Commission and/or any fee payable to the Company's introducing agent; provided, that such introducing agent has an agreement with the Placement Agent.

     4.2 Standing and Qualification of the Trust. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. Section 3801, et seq. (the "Statutory Trust Act") with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or assets of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to, or otherwise bound by, any agreement other than the Operative Documents. The Trust is, and under current law will continue to be, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

     4.3 Trust Agreement. The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2.3.1, will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company or one of its subsidiary banks and has been duly authorized by the Company to execute and deliver the Trust Agreement. To the knowledge of the Administrative Trustees, the Trust is not in violation of any provision of the Statutory Trust Act.

     4.4 Guarantee Agreement and the Indenture. Each of the Guarantee and the Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee, and by the Indenture Trustee, in the case of the Indenture, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency


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and similar laws affecting creditors' rights generally and to general principles of equity.

     4.5 Preferred Securities and Common Securities. The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date to the Purchaser in accordance with this Agreement and the Subscription Agreement, in the case of the Preferred Securities, and to the Company in accordance with the Common Securities Subscription Agreement between the Company and the Trust, dated as of the Closing Date, in the case of the Common Securities, will be validly issued, fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. The issuance of the Securities is not subject to preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance (each, a "Lien").

     4.6 Junior Subordinated Notes. The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Subscription Agreement between the Company and the Trust, dated as of the Closing Date, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

     4.7 Placement Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes the legal, valid and binding obligation of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

     4.8 Defaults. Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, the consummation of the transactions contemplated herein or therein, or the use of the proceeds therefrom, (i) will conflict with or constitute a breach of, or a default under, the Trust Agreement or the charter or bylaws of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust, or the Company or any of its subsidiaries, or their respective properties or assets (collectively, "Governmental Entities"), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) any of the property or


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assets of any of them is subject, or any judgment, order or decree of any court,
Governmental Entity or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities, prospects and assets (taken as a whole) or business prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect") or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

     4.9 Organization, Standing and Qualification of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Indiana, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

     4.10 Subsidiaries of the Company. The Company has no subsidiaries that are material to its business, financial condition or earnings other than those subsidiaries listed in Schedule 1 attached hereto (the "Significant Subsidiaries"). Each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite power and authority to own its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature of its activities requires such qualification, except where the failure of any such Significant Subsidiary to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

     4.11 Government Licenses; Laws. Each of the Trust, the Company and each of its subsidiaries hold all necessary approvals, authorizations, orders, licenses, certificates and permits (collectively, "Government Licenses") of and from Governmental Entities necessary to conduct its respective business as now being conducted, and neither the Trust, the Company nor any of the Company's subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Government Licenses are valid and in full force and effect, except where the invalidity or the failure of such Government Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.


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     4.12 Stock. All of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries are validly issued, fully paid and nonassessable; except as set forth on Schedule 4.12, all of the issued and outstanding capital stock of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding capital stock of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

     4.13 Property. Each of the Trust, the Company and each subsidiary of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

     4.14 Conflicts, Authorizations and Approvals. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, bylaws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which either the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such default would not, singly or in the aggregate, have a Material Adverse Effect. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

     4.15 Holding Company Registration and Deposit Insurance. The Company is duly registered as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended (the "HOLA"), and the regulations of the Office of Thrift Supervision (the "OTS"), and the deposit accounts of the Company's subsidiary depository institutions are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the termination of such insurance are pending or, to the knowledge of the Company or the Trust after due inquiry, threatened.

     4.16 Financial Statements.

          (a) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries at and for the three fiscal years ended December 31, 2005 (the "Financial Statements") and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries at and for the quarter ended March 31, 2006 (the "Interim Financial Statements") provided to the Placement Agent are the most recently available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

          (b) The Company's report on Form H-(b)11, dated December 31, 2005 (the "Form H-(b)11"), provided to the Placement Agent is the most recently available such report, and the information therein fairly presents in all material respects the financial position of the Company and its subsidiaries. None of the Company or any of its subsidiaries has been requested by a Governmental Entity to republish, restate or refile any regulatory or financial report.

          (c) Since the respective dates of the Financial Statements, Interim Financial Statements and the Form H-(b)11, there has not been (A) any material adverse change or development with respect to the condition (financial or otherwise), earnings, business, assets or business prospects of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company's common stock.

          (d) The accountants of the Company who certified the Financial Statements are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act and the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder.

     4.17 Regulatory Enforcement Matters. None of the Trust, the Company nor any of its subsidiaries, nor any of their respective officers, directors, employees or representatives, is subject or is party to, or has received any notice from any Regulatory Agency (as defined below) that any of them will become subject or party to any investigation with respect to, any cease-and-desist order, agreement, civil monetary penalty, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of, any Regulatory Agency that, in any such case, currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a "Regulatory Action"), nor has the Trust, the Company or any of its subsidiaries been advised by any

Regulatory Agency that it is considering issuing or requesting any such Regulatory Action; and, there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Trust, the Company or any of its subsidiaries, except where such unresolved violation, criticism or exception would not, singly or in the aggregate, have a Material Adverse Effect. If the Company is a bank holding company that is subject to the Bank Holding Company Act, it is a "well-run" bank holding company that satisfies the criteria of the Federal Reserve's regulations at 12 C.F.R. Section 225.14(c). Each of the Company's subsidiaries that is a depository institution, the accounts of which are insured by the FDIC (i) is "well-capitalized" within the meaning of 12 U.S.C. Section 1831o and applicable implementing regulations thereunder; and (ii) is not, and has not been notified by any Regulatory Agency that it is, in "troubled condition" within the meaning of 12 U.S.C. Section 1831i and applicable implementing regulations thereunder. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Trust, the Company or any of its subsidiaries.

     4.18 No Undisclosed Liabilities. None of the Trust, the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

     4.19 Litigation. There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust after due inquiry, threatened against or affecting the Trust or the Company or any of the Company's subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

     4.20 No Labor Disputes. No labor dispute with the employees of the Trust, the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Trust or the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

     4.21 Filings with the SEC. The documents of the Company filed with the SEC in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company's most recent Annual Report on Form 10-K or Form 10-KSB, as applicable, at the time they were or hereafter are filed by the Company with the SEC (collectively, the "1934 Act Reports"), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder (the "1934 Act Regulations"), and did not, and, at the date of this Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company's Annual Report on Form 10-K or Form 10-KSB, as applicable, Quarterly Reports on Form 10-Q or Form 10-QSB, as applicable, or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the SEC to which the Company or any of its subsidiaries is a party. The Company is in compliance with all currently applicable requirements of the Exchange Act and the 1934 Act Regulations that were added by the Sarbanes-Oxley Act of 2002.

     4.22 Deferral of Interest Payments on Junior Subordinated Notes. The Company has no present intention to exercise its option to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture. The Company believes that the likelihood that it would exercise its rights to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture at any time during which the Junior Subordinated Notes are outstanding is remote because of the restrictions that would be imposed on the Company's ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock and on the Company's ability to make any payments of principal, interest or premium on, or repay, repurchase or redeem, any of its debt securities that rank pari passu in all respects with or junior in interest to the Junior Subordinated Notes.

     4.23 Tax Returns. The Company and each of the Significant Subsidiaries have timely and duly filed all Tax Returns (defined below) required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of the Significant Subsidiaries have timely and duly paid in full all material Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return). There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and no such audits or assessments are threatened. As used herein, the terms "Tax" or "Taxes" mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term "Tax Returns" means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

     4.24 Taxes. The Trust is not subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Notes, interest payable by the Company on the Junior Subordinated Notes is deductible by the Company, in whole or in part, for United States federal income tax purposes, and the Trust is not, or will not be within ninety (90) days of the date hereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. There are no rulemaking or similar proceedings before the United States Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a Material Adverse Effect.

     4.25 Books and Records. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences

     4.26 Insurance. The Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby, including, but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Significant Subsidiaries or the Company's or Significant Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

     4.27 Corporate Funds. The Company and its subsidiaries or any person acting on behalf of the Company and its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

     4.28 OSHA Compliance. Neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health and the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each of its subsidiaries is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate result in a Material Adverse Effect.

     4.29 Information. The information provided by the Company and the Trust pursuant to this Agreement does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5. Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to, and agrees with, the Company and the Trust as follows:

     5.1 General Solicitation. Neither the Placement Agent, nor any of the Placement Agent's affiliates, nor any person acting on the Placement Agent's or the Placement Agent's Affiliate's behalf has engaged, or will engage, in any form of "general solicitation or general advertising" (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

     5.2 Purchaser. The Placement Agent has made such reasonable inquiry as is necessary to determine that the Purchaser is acquiring the Preferred Securities for its own account, the Purchaser does not intend to distribute the Preferred Securities in contravention of the Securities Act or any other applicable securities laws.

     5.3 Qualified Purchasers. The Placement Agent has not offered or sold, and will not arrange for the offer or sale of, the Preferred Securities except (i) to those the Placement Agent reasonably believes are institutional "accredited investors" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D), (ii) in an offshore transaction complying with Rule 903 of Regulation S or (iii) in any other manner that does not require registration of the Preferred Securities under the Securities Act. In connection with each such sale, the Placement Agent has taken or will take reasonable steps to ensure that the Purchaser is aware that (a) such sale is being made in reliance on an exemption under the Securities Act and (b) future transfers of the Preferred Securities may not be made except in compliance with applicable securities laws.

     5.4 Offering Circulars. Neither the Placement Agent nor its representatives will include any nonpublic information about the Company, the Trust or any of their affiliates in any registration statement, prospectus, offering circular or private placement memorandum used in connection with any purchase of Preferred Securities without the prior written consent of the Trust and the Company.

Section 6. Covenants of the Offerors. The Offerors covenant and agree with the Placement Agent and the Purchaser as follows:

     6.1 Compliance with Representations and Warranties. During the period from the date of this Agreement to the Closing Date, the Offerors shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

     6.2 Sale and Registration of Securities. Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Placement Agent and the Purchaser and their respective affiliates) to, directly or indirectly, (i) resell any Preferred Securities that have been acquired by any of them, (ii) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would or could be integrated with the sale of the Preferred Securities in any manner that would require the registration of the Securities under the Securities Act or (iii) make offers or sales of any such Security, or solicit offers to buy any such Security, under any circumstances that would require the registration of any of such Securities under the Securities Act.

     6.3 Integration. Neither the Company nor the Trust will, until one hundred eighty (180) days following the Closing Date, without the Purchaser's prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities of the Trust other than as contemplated by this Agreement or
(ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities of the Trust.

     6.4 Qualification of Securities. The Company and the Trust will arrange for the qualification of the Preferred Securities for sale under the laws of such jurisdictions as the Placement Agent may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities. The Company or the Trust, as the case may be, will promptly advise the Placement Agent of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

     6.5 Use of Proceeds. The Trust shall use the proceeds from the sale of the Preferred Securities and the Common Securities to purchase the Junior Subordinated Notes from the Company.

     6.6 Investment Company. So long as any of the Securities are outstanding,
(i) the Securities shall not be listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system, (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face- amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3) and (iii) neither of the Offerors shall engage, or permit any subsidiary to engage, in any activity which would cause it or any subsidiary to be an "investment company" under the provisions of the Investment Company Act.

     6.7 Solicitation and Advertising. Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to (other than the Placement Agent, the Purchaser or their respective affiliates), (i) engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act or (ii) engage in any form of "general solicitation or general advertising" (within the meaning of Regulation
D) in connection with any offer or sale of any of the Securities.

     6.8 Compliance with Rule 144A(d)(4) under the Securities Act. So long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Offerors will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or the Offerors are not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser in connection with any proposed transfer, any information required to be provided by Rule 144A(d)(4) under the Securities Act, if applicable. The information provided by the Offerors pursuant to this Section 6.8 will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by such holders, from time to time, of the Securities.

     6.9 Reports. Each of the Company and the Trust shall furnish to (i) the Placement Agent, (ii) the Purchaser and any subsequent holder of the Securities, and (iii) any beneficial owner of the Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by the Purchaser), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company and the Trust not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

Section 7. Covenants of the Placement Agent. The Placement Agent covenants and agrees with the Offerors that, during the period from the date of this Agreement to the Closing Date, the Placement Agent shall use its best efforts and take all action necessary or appropriate to cause its representations and warranties contained in Section 5 to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date. The Placement Agent further covenants and agrees not to engage in hedging transactions with respect to the Preferred Securities unless such transactions are conducted in compliance with the Securities Act.

Section 8. Indemnification & Contribution.

     8.1 Indemnification.

     8.1.1 The Company and the Trust agree jointly and severally to indemnify and hold harmless the Placement Agent, the Purchaser, the Placement Agent's affiliates, a Subsequent Purchaser (collectively, the "Indemnified Parties") and the Indemnified Parties' respective directors, officers, employees and agents and each person who "controls" the Indemnified Parties within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Purchaser or the Placement Agent by or on behalf of the Company, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the breach or alleged breach of any representation, warranty or agreement of either Offeror contained herein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have.

     8.1.2 Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under Section 8.1.1 above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in Section 8.1.1 above. The Placement Agent shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

     8.2 Contribution.

     8.2.1 In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 8.1 hereof is for any reason held to be unenforceable for the benefit of an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Placement Agent, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Offerors, on the one hand, and the Placement Agent, on the other hand, in connection with the statements, omissions or breaches, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     8.2.2 The relative benefits received by the Offerors, on the one hand, and the Placement Agent, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Offerors and the Commission received by the Placement Agent bear to the aggregate of such net proceeds and Commission.

     8.2.3 The Offerors and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 8.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.2. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 8.2 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement, omission or alleged omission or breach or alleged breach.

     8.2.4 Notwithstanding any provision of this Section 8 to the contrary, the Placement Agent shall not be required to contribute any amount in excess of the amount of the Commission.

     8.2.5 No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8.2.6 For purposes of this Section 8.2, the Placement Agent, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective partners, directors, officers, employees and agents of the Placement Agent or any such controlling person shall have the same rights to contribution as the Placement Agent, while each officer and director of the Company, each trustee of the Trust and each person, if any, who controls the Company within the meaning of

Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Offerors.

     8.3 Additional Remedies. The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Offerors may otherwise have to any Indemnified Party.

     8.4 Additional Indemnification. The Company shall indemnify and hold harmless the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Sections 8.1 through 8.3 hereof.

Section 9. Rights and Responsibilities of Placement Agent.

     9.1 Reliance. In performing its duties under this Agreement, the Placement Agent shall be entitled to rely upon any notice, signature or writing which it shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Placement Agent may rely upon any opinions or certificates or other documents delivered by the Offerors or their counsel or designees to either the Placement Agent or the Purchaser.

     9.2 Rights of Placement Agent. In connection with the performance of its duties under this Agreement, the Placement Agent shall not be liable for any error of judgment or any action taken or omitted to be taken unless the Placement Agent was grossly negligent or engaged in willful misconduct in connection with such performance or non-performance. No provision of this Agreement shall require the Placement Agent to expend or risk its own funds or otherwise incur any financial liability on behalf of the Purchaser in connection with the performance of any of its duties hereunder. The Placement Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement.

Section 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Placement Agent, by notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is used by the SEC in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company's debt securities or preferred stock, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least $7,000,000 stated liquidation value of Preferred Securities, (iii) the Company or any of its subsidiaries that is an insured depository institution shall cease to be "adequately-capitalized" within the meaning of 12 U.S.C.
Section 1831 and applicable regulations adopted thereunder, or any formal administrative or judicial action is taken by any appropriate federal banking agency against the Company or any such insured subsidiary for unsafe and unsound banking practices, or violations of law, (iv) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (v) a suspension or material limitation in trading in any of the Company's securities shall have occurred on the exchange or quotation system upon which the Company's securities are traded, if any, (vi) a general moratorium on commercial banking activities shall have been declared either by federal or Indiana authorities or (vii) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Placement Agent's or Purchaser's judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities.

Section 11. Miscellaneous.

     11.1 Disclosure Schedule. The term "Disclosure Schedule," as used herein, means the schedule, if any, attached to this Agreement that sets forth items the disclosure of which is necessary or appropriate as an exception to one or more representations or warranties contained in Section 4 hereof. The Disclosure Schedule shall be arranged in paragraphs corresponding to the section numbers contained in Section 4. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the immediately preceding sentence, the mere listing (or inclusion of a copy) of a document or other item in the Disclosure Schedule shall not be deemed adequate to disclose an exception to a representation or warranty made herein unless the representation or warranty has to do with the existence of the document or other item itself. Information provided by the Company in response to any due diligence questionnaire shall not be deemed part of the Disclosure Schedule and shall not be deemed to be an exception to one or more representations or warranties contained in Section 4 hereof unless such information is specifically included on the Disclosure Schedule in accordance with the provisions of this Section 11.1.

     11.2 Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed:

If to the Placement Agent, to:

               J.P. Morgan Securities Inc.
               270 Park Avenue
               New York, New York 10017
               Facsimile: (212) 834-6027
               Attention: The CDO Group

with a copy to:

               Thacher Proffitt & Wood LLP
               Two World Financial Center
               New York, New York 10281
               Facsimile: (212)912-7751
               Telephone: (212) 912-7400
               Attention: Mark I. Sokolow, Esq.

if to the Offerors, to:

               Blue River Bancshares, Inc.
               29 East Washington Street
               Shelbyville, Indiana 46176
               Facsimile: (317) 392-6208
               Telephone: (317)398-9721
               Attention: Chief Financial Officer

with a copy to:

               Krieg De Vault LLP
               One Indiana Square
               Suite 2800
               Indianapolis, Indiana 46206
               Facsimile: (317)636-1507
               Telephone: (317)238-6249
               Attention: Michael J. Messaglia, Esq.

     All such notices and communications shall be deemed to have been duly given
(i) at the time delivered by hand, if personally delivered, (ii) five business days after being deposited in the mail, postage prepaid, if mailed, (iii) when answered back, if telexed, (iv) the next business day after being telecopied, or
(v) the next business day after timely delivery to a courier, if sent by overnight air courier guaranteeing next-day delivery. From and after the Closing, the foregoing notice provisions shall be superseded by any notice provisions of the Operative Documents under which notice is given. The Placement Agent, the Company, and their respective counsel, may change their respective notice addresses, from time to time, by written notice to all of the foregoing persons.

     11.3 Parties in Interest, Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof, their successors, assigns, heirs and legal representatives, and any Subsequent Purchaser, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Agreement may be assigned, whether by operation of law or otherwise, without the Placement Agent's prior written consent. The rights and obligations of the Placement Agent and Purchaser under this Agreement may be assigned by such party without the Company's or the Trust's consent; provided that the assignee assumes the obligations of such party under this Agreement.

     11.4 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

     11.5 Counterparts and Facsimile. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by any one or more of the parties hereto by facsimile which shall be effective as delivery of a manually executed counterpart hereof.

     11.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     11.7 Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

     11.8 Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

     11.9 Entire Agreement. This Agreement, together with the Operative Documents and the other documents delivered in connection with the transactions contemplated by this Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the Operative Documents and the other documents delivered in connection with the transaction contemplated by this Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     11.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Placement Agent's and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

     11.11 Survival. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust and their respective officers or trustees and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Purchaser, the Company or the Trust or any of their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 2.4 and 8 shall survive the termination or cancellation of this Agreement.

                     Signatures appear on the following page

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance of this Agreement and deliver such counterpart to the Offerors whereupon this Agreement will become binding between us in accordance with its terms.

                                        Very truly yours,

                                        BLUE RIVER BANCSHARES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BLUE RIVER BANCSHARES TRUST I

                                        By: Blue River Bancshares, Inc.,
                                        as Depositor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


CONFIRMED AND ACCEPTED
as of the date first set forth above

J.P. MORGAN SECURITIES INC.,
as Placement Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                      Schedule 1

                        List of Significant Subsidiaries

Shelby County Bank
Paramount Bank

                                                                   Schedule 4.12

     The Company has a loan in the amount of $6,000,000 from Union Federal Bank of Indianapolis ("Union Federal") pursuant to a Credit Agreement, dated November 19, 2003, as amended, between the Company and Union Federal. The loan is secured by 100% of the current and future shares of stock of Shelby County Bank and Paramount Bank, wholly owned subsidiaries of the Company.

                                                                       EXHIBIT A

                         FORM OF SUBSCRIPTION AGREEMENT

                   PREFERRED SECURITIES SUBSCRIPTION AGREEMENT

                                 April 20, 2006

     THIS PREFERRED SECURITIES SUBSCRIPTION AGREEMENT (this "Agreement") made among Blue River Bancshares Trust I (the "Trust"), a statutory trust created under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.), Blue River Bancshares, Inc., an Indiana corporation, with its principal offices located at 29 East Washington Street, Shelbyville, Indiana 46176 (the "Company" and, together with the Trust, the "Offerors"), TWE, Ltd., an exempted company incorporated under the laws of the Cayman Islands (the "Purchaser"), and J.P. Morgan Securities Inc. (as to Sections 1.2, 1.3 and Article III).

                                    RECITALS:

     A. The Trust desires to issue SEVEN MILLION AND 00/100 ($7,000,000) DOLLARS of its Floating Rate Preferred Securities (the "Preferred Securities"), liquidation amount $1,000 per Preferred Security, representing an undivided beneficial interest in the assets of the Trust (the "Offering"), to be issued pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement") by and among the Company, Wilmington Trust Company, as Property Trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware Trustee, the administrative trustees named therein and the Holders (as defined therein), which Preferred Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the terms of a Guarantee Agreement between the Company and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee"); and

     B. The proceeds from the sale of the Preferred Securities will be combined with the proceeds from the sale by the Trust to the Company of its Common Securities, and will be used by the Trust to purchase an equivalent amount of Floating Rate Junior Subordinated Notes of the Company (the "Notes") to be issued by the Company pursuant to an indenture (the "Indenture") to be executed by the Company and Wilmington Trust Company, as Indenture Trustee; and

     C. In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

                                    Article I
                    PURCHASE AND SALE OF PREFERRED SECURITIES

     1.1 Upon the execution of this Agreement, the Purchaser hereby agrees to purchase, directly or indirectly, from the Trust, Preferred Securities at a price equal to $1,000 per Preferred Security for an aggregate purchase price equal to SEVEN MILLION AND 00/100 ($7,000,000) DOLLARS (the "Purchase Price"), and the Trust agrees to sell such Preferred Securities to the Purchaser for said Purchase Price. The rights and preferences of the Preferred Securities are set forth in the Trust Agreement. The closing of the sale and purchase of the Preferred Securities by the Offerors to the Purchaser shall occur on April 20, 2006, or such other later date (not later than May 19, 2006) as the parties may designate (the "Closing Date"). The Purchase Price is payable in immediately available funds on the Closing Date. The Offerors shall provide the Purchaser payment instructions no later than two (2) days prior to the Closing Date.

     1.2 The Placement Agreement, dated as of April 20, 2006 (the "Placement Agreement"), among the Offerors and the Placement Agent identified therein (the "Placement Agent") includes certain representations and warranties, covenants and conditions to closing and certain other matters governing the Offering. The Placement Agreement is hereby incorporated by reference into this Agreement, and the Purchaser shall be entitled to each of the benefits of the Placement Agent and the Purchaser under the Placement Agreement, subject to the limitations, qualifications, acknowledgements and exceptions contained therein (except for the rights of the Placement Agent under Sections 2.1 and 2.4 of the Placement Agreement) and shall be entitled to enforce the obligations of the Offerors under such Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement.

     1.3 The Purchaser is purchasing the Preferred Securities in its capacity as a warehouse lender, and Purchaser may resell the Preferred Securities to a subsequent purchaser (any such purchaser from the Purchaser and, if such purchaser is a warehouse lender, the next subsequent purchaser that is not a warehouse lender, being referred to hereinafter as a "Subsequent Purchaser"). Upon transfer of the Preferred Securities to a Subsequent Purchaser, the Subsequent Purchaser shall be entitled to each of the benefits of the Placement Agent and the Purchaser under the Placement Agreement, subject to the limitations, qualifications, acknowledgments and exceptions contained therein and herein (except for the rights of the Placement Agent under Sections 2.1 and 2.4 of the Placement Agreement) and this Agreement, and shall be entitled to enforce the obligations of the Offerors under the Placement Agreement and this Agreement, as fully as if the Subsequent Purchaser were a party to the Placement Agreement and this Agreement.

                                   Article II
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     2.1 The Purchaser understands and acknowledges that the Preferred Securities, the Notes and the Guarantee (i) have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities law, (ii) are being offered for sale by the Trust in transactions not requiring registration under the Securities Act and (iii) may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

     2.2 The Purchaser represents and warrants that it is purchasing the Preferred Securities for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Preferred Securities pursuant to an effective registration statement under the Securities Act or under Rule 144A or any other exemption from registration available under the Securities Act or any other applicable securities law. The Purchaser understands that no public market exists for any of the Preferred Securities, and that it is unlikely that a public market will ever exist for the Preferred Securities.

     2.3 The Purchaser represents and warrants that (a) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary; (b) it has had a reasonable opportunity to ask questions of and receive answers from officers and representatives of the Offerors concerning their respective financial condition and results of operations and the purchase of the Preferred Securities and any such questions have been answered to its satisfaction; (c) it has had the opportunity to review all publicly available records and filings concerning the Offerors and it has carefully reviewed such records and filings that it considers relevant to making an investment decision; and (d) it has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by the Offerors or the Placement Agent.

     2.4 The Purchaser represents and warrants that it is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act.

                                   Article III
                                  MISCELLANEOUS

     3.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

          To the Offerors:  Blue River Bancshares, Inc.
                            29 East Washington Street
                            Shelbyville, Indiana 46176
                            Fax: (317)392-6208
                            Attention: Chief Financial Officer

          To the Purchaser: TWE, Ltd.
                            c/o Maples Finance Limited
                            P.O. Box 1093 GT
                            Queensgate House
                            South Church Street
                            George Town
                            Grand Cayman, Cayman Islands
                            Fax: (345) 945-7100

                            Attention: The Directors

     Unless otherwise expressly provided herein, notices shall be deemed to have been given on the date of mailing, except notice of change of address, which shall be deemed to have been given when received.

     3.2 This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

     3.3 Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of Preferred Securities as herein provided.

     3.4 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     3.5 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     3.6 This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     3.7 In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Offerors' and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

     3.8 No recourse shall be had to any subscriber, officer, director, employee, trustee, equity holder, certificate holder, incorporator or agent of the Purchaser or their respective successors or assigns for any obligations hereunder. The Offerors, severally and jointly, further agree (i) not to take any action in respect of any claims hereunder against any subscriber, officer, director, employee, trustee, equity holder, certificate holder, incorporator or agent of the Purchaser or any of their successors or assigns that is an investment vehicle issuing collateralized debt obligations and (ii) not to institute against any successor or assign of the Purchaser that is an investment vehicle issuing collateralized debt obligations any insolvency, bankruptcy, reorganization, liquidation or similar proceedings in any jurisdiction until one year and one day or, if longer, the applicable preference period then in effect, as the case may be, shall have elapsed since the final payments to the holders of the securities issued by such investment vehicle.

                     Signatures appear on the following page

          IN WITNESS WHEREOF, this Agreement is agreed to and accepted as of the day and year first written above.

TWE, LTD., as Purchaser,
By: Trapeza Capital Management, LLC,
    as Portfolio Manager


By:
    ---------------------------------
Name:
      -------------------------------
Title: Managing Director

                                        BLUE RIVER BANCSHARES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BLUE RIVER BANCSHARES TRUST I

                                        By: Blue River Bancshares, Inc.,
                                            as Depositor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        J.P. MORGAN SECURITIES INC.
                                        (for purposes of the rights and
                                        obligations in Sections 1.2, 1.3 and
                                        Article III only)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                     EXHIBIT B-1

                   FORM OF THACHER PROFFITT & WOOD LLP OPINION

     Pursuant to Section 3.2(a) of the Placement Agreement, Thacher Proffitt & Wood LLP, special counsel for the Placement Agent and Purchaser, shall deliver an opinion to the effect that:

(i) the Company and each Significant Subsidiary is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized;

(ii) the Company has corporate power and authority to (a) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and (b) issue and perform its obligations under the Notes;

(iii) neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase by the Trust of the Junior Subordinated Notes, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust nor the consummation of the transactions contemplated thereby will constitute a breach or violation of the Trust Agreement or the charter or by-laws of the Company;

(iv) the Amended and Restated Trust Agreement has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Administrative Trustees;

(v) each of the Guarantee and the Indenture has been duly authorized, executed and delivered by the Company and, assuming it has been duly authorized, executed and delivered by the Guarantee Trustee and the Indenture Trustee, respectively, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

(vi) the Junior Subordinated Notes have been duly authorized and executed by the Company and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

(vii) the Trust is not, and, following the issuance of the Preferred Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, the Trust will not be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of Section 3 (a) of the Investment Company Act;

(viii) assuming (a) the accuracy of the representations and warranties, and compliance with the agreements contained in the Placement Agreement and (b) that the Preferred Securities are sold in a manner contemplated by, and in accordance with the Placement Agreement,


                                      B-1-1

     Subscription Agreement and the Amended and Restated Trust Agreement, it is not necessary in connection with the offer, sale and delivery of the Preferred Securities by the Trust to the Purchaser, to register any of the Securities under the Securities Act or to require qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

(ix) the Placement Agreement and Subscription Agreement have been duly authorized, executed and delivered by the Company and the Trust; and,

(x) the Indenture constitutes a valid and binding instrument of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law or public policy, and subject to the qualifications that (i) enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial decisions affecting the enforcement of creditors' rights generally or the reorganization of financial institutions and (ii) the enforceability of the Indenture Trustee's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

     In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States; (B) as to matters involving the application of laws of any jurisdiction other than the State of New York and the Delaware General Corporation Law or the federal laws of the United States, (i) rely, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to the Purchaser or (ii) assume such law is substantially similar to the law of the State of New York and, (C) as to matters of fact, rely to the extent deemed proper, on certificates of responsible officers of the Company and public officials.


                                      B-1-2

                                                                     EXHIBIT B-2

                         FORM OF COMPANY COUNSEL OPINION
                            OR OFFICERS' CERTIFICATE

     Pursuant to Section 3.2(b) of the Placement Agreement, either (i) counsel for the Company shall deliver an opinion, or (ii) the [General Counsel/Chief Legal Officer] of the Company shall deliver an opinion, or, (iii) if the Company does not have a General Counsel or Chief Legal Officer, the [Chief Executive Officer/President/Executive Vice President] and [Chief Financial Officer/Treasurer/Assistant Treasurer] of the Company shall provide an Officers' Certificate, to the effect that:

(i) all of the issued and outstanding shares of capital stock of each Significant Subsidiary are owned of record by the Company, and the issuance of the Preferred Securities and the Common Securities is not subject to any contractual preemptive rights known to such [counsel/officer];

(ii) no consent, approval, authorization or order of any court or governmental authority is required for the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, the purchase by the Trust of the Junior Subordinated Notes, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust or the consummation of the transactions contemplated in the Operative Documents, except such approvals (specified in such [opinion/certificate]) as have been obtained;

(iii) to the knowledge of such [counsel/officer], there is no action, suit or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Trust or the Company or any Significant Subsidiary that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect;

(iv) the Company is duly registered as a savings and loan holding company under the HOLA and the regulations thereunder of the Office of Thrift Supervision, and the deposit accounts of the Company's banking subsidiary are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the termination of such insurance are pending or, to such person's knowledge, threatened;

(v) The execution, delivery and performance of the Operative Documents, as applicable, by the Company and the Trust and the consummation by the Company and the Trust of the transactions contemplated by the Operative Documents, as applicable, (a) will not result in any violation of the charter or bylaws of the Company, the charter or bylaws of any Significant Subsidiary, the Amended and Restated Trust Agreement or the Certificate of Trust, and (b) will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company or any Significant Subsidiary under, (A) any agreement, indenture, mortgage or instrument that the Company or any


                                      B-2-1

     Significant Subsidiary of the Company is a party to or by which it may be bound or to which any of its assets or properties may be subject, or (B) any existing applicable law, rule or administrative regulation [for General Counsel only: except that I express no opinion with respect to the securities laws of the State of Delaware] of any court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their respective assets or properties, except in case of (b), where any such violation, conflict, breach, default, lien, charge or encumbrance, would not have a material adverse effect on the assets, properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as whole.

     All terms used but not defined herein shall have the meanings assigned to them in the Placement Agreement. A Subsequent Purchaser shall be entitled to rely on this [opinion/certificate].

     [Applies only to in-house counsel opinion] [In rendering such opinions, such counsel may (A) state that the above is limited to the laws of the States of [Jurisdiction of bar admission], (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.]


                                      B-2-2

                                                                     EXHIBIT B-3

                           FORM OF TAX COUNSEL OPINION

     Pursuant to Section 3.2(c) of the Placement Agreement, Thacher Proffitt & Wood LLP, special tax counsel for the Placement Agent and Purchaser, shall deliver an opinion to the effect that:

(i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation; and

(ii) for United States federal income tax purposes, the Junior Subordinated Notes will constitute indebtedness of the Company.

     In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.


                                      B-3-1

                                                                     EXHIBIT B-4

                     FORM OF DELAWARE COUNSEL TRUST OPINION

     Pursuant to Section 3.2(d) of the Placement Agreement, Morris, James, Hitchens & Williams LLP, special Delaware counsel for the Trust, shall deliver an opinion to the effect that:

(i) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.

(ii) Under the Delaware Statutory Trust Act and the Amended and Restated Trust Agreement, the Trust has the trust power and authority (i) to own property and conduct its business, all as described in the Amended and Restated Trust Agreement, (ii) to execute and deliver, and to perform its obligations under, each of the Placement Agreement, the Subscription Agreement, the Common Securities Subscription Agreement, the Junior Subordinated Note Subscription Agreement and the Preferred Securities and the Common Securities and (iii) to purchase and hold the Junior Subordinated Notes.

(iii) Under the Delaware Statutory Trust Act, the certificate attached to the Amended and Restated Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Preferred Securities. The Preferred Securities have been duly authorized by the Amended and Restated Trust Agreement and, when issued in accordance with the Amended and Restated Trust Agreement and delivered against payment therefor in accordance with the Amended and Restated Trust Agreement and the Subscription Agreement, the Preferred Securities will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust, and the Preferred Security Holders will be entitled to the benefits of the Amended and Restated Trust Agreement. The Preferred Security Holders as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. The Preferred Security Holders may be obligated to make payments or provide indemnity or security as set forth in the Amended and Restated Trust Agreement.

(iv) The Common Securities have been duly authorized by the Amended and Restated Trust Agreement and, when issued in accordance with the Amended and Restated Trust Agreement and delivered against payment therefor in accordance with the Amended and Restated Trust Agreement and the Common Securities Subscription Agreement, will be validly issued and will represent undivided beneficial interests in the assets of the Trust, and the Common Security Holder will be entitled to the benefits of the Amended and Restated Trust Agreement.


                                      B-4-1

(v) Under the Delaware Statutory Trust Act and the Amended and Restated Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or other similar rights.

(vi) Under the Delaware Statutory Trust Act and the Amended and Restated Trust Agreement, the execution and delivery by the Trust of the Placement Agreement, the Subscription Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Subscription Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

(vii) The Amended and Restated Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees, in accordance with its terms.

(viii) The issuance and sale by the Trust of the Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Placement Agreement, the Subscription Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Subscription Agreement, the consummation by the Trust of the transactions contemplated by the Placement Agreement, the Subscription Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Subscription Agreement and compliance by the Trust with its obligations thereunder are not prohibited by (i) the Certificate of Trust or the Amended and Restated Trust Agreement or (ii) any law or regulation of the State of Delaware applicable to the Trust.

(ix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or Delaware agency is required solely in connection with the issuance and sale by the Trust of the Trust Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Placement Agreement, the Subscription Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Subscription Agreement, the consummation by the Trust of the transactions contemplated by the Placement Agreement and the Subscription Agreement and compliance by the Trust with its obligations thereunder.

(x) The Preferred Security Holders (other than those Preferred Security Holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust and the Trust will not be liable for any income tax imposed by the State of Delaware.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and the Trust and public officials.


                                      B-4-2

                                                                     EXHIBIT B-5

                         FORM OF TRUSTEE COUNSEL OPINION

     Pursuant to Section 3.2(e) of the Placement Agreement, Morris, James, Hitchens & Williams LLP, special counsel for the Property Trustee, the Guarantee Trustee, the Delaware Trustee and the Indenture Trustee, shall deliver an opinion to the effect that:

(i) Wilmington Trust Company is duly incorporated and validly existing as a Delaware banking corporation in good standing under the laws of the State of Delaware with trust powers and its principal place of business in the State of Delaware.

(ii) Wilmington Trust Company has requisite corporate power and authority to execute and deliver, and to perform its obligations under, the Amended and Restated Trust Agreement, the Guarantee Agreement and the Indenture.

(iii) The execution, delivery, and performance by Wilmington Trust Company of the Amended and Restated Trust Agreement, the Guarantee Agreement and the Indenture have been duly authorized by all necessary corporate action on the part of Wilmington Trust Company, and the Amended and Restated Trust Agreement, the Guarantee Agreement and the Indenture have been duly executed and delivered by Wilmington Trust Company.

(iv) The Amended and Restated Trust Agreement is a legal, valid and binding obligation of Wilmington Trust Company, enforceable against Wilmington Trust Company, in accordance with its terms.

(v) No approval, authorization or other action by, or filing with, any governmental authority or agency under any law or regulation of the State of Delaware or the United States of America governing the trust powers of Wilmington Trust Company is required solely in connection with the execution, delivery and performance by Wilmington Trust Company of the Amended and Restated Trust Agreement, the Guarantee Agreement and the Indenture, except for the filing of the Certificate of Trust with the Secretary of State, which Certificate of Trust has been duly filed with the Secretary of State.

(vi) The execution, delivery and performance of the Amended and Restated Trust Agreement, the Guarantee Agreement and the Indenture by Wilmington Trust Company are not prohibited by (i) the Charter or Bylaws of Wilmington Trust Company, (ii) any law or regulation of the State of Delaware or the United States of America governing the trust powers of Wilmington Trust Company, or (iii) to our knowledge (based and relying solely on the Officer Certificates), any agreements or instruments to which Wilmington Trust Company is a party or by which Wilmington Trust Company is bound or any judgment or order applicable to Wilmington Trust Company.


                                      B-5-1

(vii) The Junior Subordinated Notes delivered on the date hereof have been authenticated by due execution thereof and delivered by Wilmington Trust Company, as Indenture Trustee, in accordance with the Company Order. The Preferred Securities delivered on the date hereof have been authenticated by due execution thereof and delivered by Wilmington Trust Company, as Property Trustee, in accordance with the Trust Order.

     In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and the federal laws of the United States governing the trust powers of Wilmington Trust Company and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of Wilmington Trust Company and public officials.


                                      B-6-2

                                                                         Annex F

                              OFFICER'S CERTIFICATE

     The undersigned, the [Chief Financial Officer] [Treasurer] [Executive Vice President] hereby certifies, pursuant to Section 6.9 of the Placement Agreement, dated as of April 20, 2006 among Blue River Bancshares, Inc. (the "Company"), Blue River Bancshares Trust I (the "Trust") and J.P. Morgan Securities Inc. that, as of_______, 20_____________________, the Company had the following ratios and balances:

THRIFT HOLDING COMPANY
As of [Quarterly Financial Dates]

Tier 1 Risk Weighted Assets                                  __________%
Ratio of Double Leverage                                     __________%
Non-Performing Assets to Loans and OREO                      __________%
Tangible Common Equity as a Percentage of Tangible Assets    __________%
Ratio of Reserves to Non-Performing Loans                    __________%
Ratio of Net Charge-Offs to Loans                            __________%
Return on Average Assets (annualized)                        __________%
Net Interest Margin (annualized)                             __________%
Efficiency Ratio                                             __________%
Ratio of Loans to Assets                                     __________%
Ratio of Loans to Deposits                                   __________%
Double Leverage (exclude trust preferred as equity)          __________%
Total Assets                                                $__________
Year to Date Income                                         $__________

*    A table describing the quarterly report calculation procedures is attached.

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended_______, 20_______________.]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries for the fiscal quarter and [six/nine] month period ended_______, 20__.]

                                                                         Annex F

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [________ quarter interim] [annual] period ended __________, 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

     IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of this _____ day of _____________, 20__


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Blue River Bancshares, Inc.
                                        29 East Washington Street
                                        Shelbyville, Indiana 46176
                                        (317)398-9721

                              FINANCIAL DEFINITIONS
                             THRIFT HOLDING COMPANY

       Report Item                          Corresponding TFR                    Description of Calculation
------------------------   --------------------------------------------------   ---------------------------
Tier I Risk Weighted       Schedule CCR - Consolidated Capital Requirement      Tier 1 Risk Ratio:
Assets -                   CCR 830                                              Core Capital (Tier 1)/
                                                                                Risk-adjusted assets

Ratio of Double Leverage   Not applicable                                       Not applicable

Non-performing assets to   Schedule PD - Consolidated Past Due and Nonaccrual   Total Non-performing assets
loans and OREO             Schedule SC - Consolidated Statement of Condition    (NPLs + Foreclosed Real
                           PD30/(SC26+SC31+SC35+SC40)                           Estate + Other Non-accrual
                                                                                & Repossessed assets)/
                                                                                (Total Loans + Foreclosed
                                                                                Real Estate)

Tangible Common Equity     Schedule CCR                                         (Equity Capital - Goodwill)
as a Percentage of         CCR 840                                              /( Total assets - Goodwill)
Total Assets

Ratio of Reserves to       SC283/PD30                                           Total loan loss reserves /
Non-performing loans                                                            Total Non-performing loans


Ratio of Net               Schedule VA - Consolidated Valuation Allowances      Net charge offs for the
Charge-offs to Loans       and Related Data                                     period as a percentage
                           (VA155-VA135)/(SC26+SC31+SC35)                       of average loans

Return on Assets           Schedule SO - Consolidated Statements of             Net income as a percentage
(annualized)               Operations SO91/SC60                                 of assets

Net interest margin        SO312/((SC11-SC1 10)+SC22+SC26+SC31+SC35)            Net interest income /
(annualized)                                                                    Average earning assets

Efficiency Ratio           (SO51/(SO311+SO40))                                  (Non-interest expense)
                                                                                / (Net interest income
                                                                                + Non-interest income)

Ratio of Loans to          (SC26+SC3 1+SC35)/(SC60)                             Total Loan & Leases
Assets                                                                          / Total assets

Ratio of Loans to          (SC26+SC3 1+SC35)/(SC710)                            Total Loans & Leases
Deposits                                                                        / Total Deposits

Total Assets               Schedule SC                                          The sum of total assets.
                           SC60

Net Income                 Schedule SO                                          The sum of income (loss).
                           SO91


                                        1